Exhibit 99.1

KFORCE REPORTS FIRST QUARTER 2022 REVENUES OF $417.0 MILLION
TECHNOLOGY REVENUES GREW APPROXIMATELY 27% YEAR-OVER-YEAR, PER BILLING DAY,
AND 35% OVER THE FIRST QUARTER OF 2020
EARNINGS PER SHARE OF $0.93 GREW 50% YEAR-OVER-YEAR

TAMPA, FL, May 2, 2022 — Kforce Inc. (Nasdaq: KFRC), a solutions firm that specializes in technology and other professional staffing services, today announced results for the first quarter of 2022.
Quarterly Financial Highlights
•Revenue for the quarter ended March 31, 2022 was $417.0 million and increased 13.0% year-over-year, per billing day. Excluding the impact of the planned run off in the COVID-19 project related business, overall revenue would have improved 21.0% year-over-year.
•Technology revenue increased 26.7% year-over-year, per billing day.
•FA revenue decreased 32.9% year-over-year, per billing day, as a result of the planned reductions in our COVID-19 project related business and repositioning efforts.
•Gross profit margins and Flex gross profit margins increased 250 basis points and 190 basis points year-over-year, respectively.
•Operating margins improved 130 basis points year-over-year.
•Net income for the quarter ended March 31, 2022 was $19.2 million, or $0.93 per share, versus $13.3 million, or $0.62 per share, in the quarter ended March 31, 2021.
•Returned $16.2 million in capital to our shareholders through $10.1 million in share repurchases and $6.1 million in dividends.
Management Commentary
Joseph J. Liberatore, President and Chief Executive Officer, said, “We delivered another quarter of exceptional performance as both revenue and earnings per share meaningfully exceeded the top end of our guidance. The strength in our financial performance continues to be led by strong growth in our Technology business. It has been widely publicized that the COVID-19 pandemic accelerated many years of technology adoption and advancements. This has resulted in a corresponding acceleration in demand for highly skilled technology talent to assist companies across every industry to rapidly digitize business models. As our business continues to become more highly concentrated in Technology, it is also driving significant increases in profitability levels, which meaningfully accelerated and represented a first quarter Firm record.”
Mr. Liberatore continued, “The tumultuous macro environment continues to be shaped by the highest levels of inflation that we’ve seen in over forty years, the tragic and senseless humanitarian crisis occurring in Ukraine and further challenges to the supply-chain that is already strained by the pandemic. During challenging and uncertain times like these, we are truly fortunate to have a footprint that is 100% domestically focused with greater than 85% of revenues concentrated in highly skilled technology talent solutions. We believe we have the right team in place to capture additional market share within what we expect will be a continued extraordinarily strong demand environment for our services.”
Kye Mitchell, Chief Operations Officer, said, “We have been successful at driving high levels of compounded growth in our Technology business as indicated by our organic growth of 35% over the first quarter of 2020, which was the last quarter not materially impacted by the pandemic. The operating trends we are seeing in our Technology business have remained strong. We saw acceleration in our average bill rates, which grew nearly 4% sequentially and just over 6% year-over-year to approximately $85 per hour. Importantly, the elevated bill rates have not impacted the strength in the demand environment for highly skilled talent, which we believe supports the criticality of these resources to our clients' strategic priorities.”
David M. Kelly, Chief Financial Officer, said, “We are very pleased with revenues and profitability both exceeding the high end of our guidance, which has provided solid momentum going into the second quarter. Earnings per share of $0.93 in the first quarter improved 50% year-over-year and reflects the improving quality of our revenue streams and concentration of Technology revenues.
We continued our long-standing emphasis on returning capital to our shareholders through approximately $10.1 million in share repurchases and more than $6 million in dividends. We ended the quarter with net cash of nearly $17 million and have significant availability under our $200 million Credit Facility, which we believe gives us optimal financial flexibility to continue investing in our business, returning capital to our shareholders, and evaluating acquisition opportunities. Our Board of Directors approved a second quarter cash dividend of $0.30 per share to shareholders of record as of the close of business on June 10, 2022, which will be payable on June 24, 2022.
We are tremendously excited about our future prospects given the momentum that we have consistently built. We expect our significantly above-market growth will also result in continued expansion of our operating margins and significant increases in earnings per share while allowing further investments in technology and our people, both of which we believe benefit our shareholders in the long-term.”
Second Quarter 2022 - Guidance
Looking forward to the second quarter of 2022, there will be 64 billing days, which is the same as the first quarter of 2022 and the second quarter of 2021. Current estimates for the second quarter of 2022 are:
•Revenue of $436 million to $444 million
•Earnings per share of $1.15 to $1.23
•Gross profit margin of 30.4% to 30.6%
•Flex gross profit margin of 27.6% to 27.8%
•SG&A expense as a percent of revenue of 22.2% to 22.4%
•Operating margin of 7.7% to 8.1%
•WASO of 20.7 million
•Effective tax rate of 26.0%
Conference Call
On Monday, May 2, 2022, Kforce will host a conference call at 5:00 p.m. E.T. to discuss these results. The dial-in number is (866) 211-4958 and the conference passcode is "Kforce". The prepared remarks for this call and webcast are available on the Investor Relations page of the Kforce Inc. website in the Events & Presentations section.
The replay of the call can be accessed at http://investor.kforce.com from 8:00 p.m. E.T., May 2, 2022 until October 31, 2022.
About Kforce Inc.
Kforce Inc. is a solutions firm that specializes in technology and other professional staffing services. Each year, we provide meaningful opportunities for approximately 30,000 highly skilled professionals who work with approximately 3,000 clients, including a significant majority of the Fortune 500. At Kforce, our promise is to deliver great results through strategic partnership and knowledge sharing. For more information, please visit our website at http://www.kforce.com.
Michael R. Blackman, Chief Corporate Development Officer
(813) 552-2927
Cautionary Note Regarding Forward-Looking Statements
All statements in this press release, other than those of a historical nature, are forward-looking statements including, but not limited to, statements regarding the performance of technology-focused businesses, the strength in the secular drivers of demand in technology, the pace of digital transformation, the Firm’s opportunity to continue investing in its future growth, returning capital to its shareholders including the intent and ability to declare and pay quarterly dividends, and the Firm's guidance for the second quarter of 2022 and expectations for the full year of 2022. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions, growth rate in temporary staffing and the general economy; competitive factors; risks due to shifts in the market demand; a reduction in the supply of consultants and candidates or the Firm’s ability to attract and retain such individuals; the success of the Firm in attracting and retaining its management team and key operating employees; the impacts (direct and indirect) of COVID-19 on our business, our consultants and employees, and the overall economy; changes in the service mix; ability of the Firm to repurchase shares; the occurrence of unanticipated expenses; the effect of adverse weather conditions; changes in our effective tax rate; our ability to comply with government regulations, laws, orders, guidelines and policies that impact our business; risk of contract performance, delays or termination or the failure to obtain new assignments or contracts, or funding under contracts; ability to comply with our obligations in a remote work environment; changes in client demand and our ability to adapt to such changes; our ability to continue to perform under the government-sponsored COVID-19 related initiatives; continued performance of and improvements to our enterprise information systems; impacts of actual or potential litigation or other legal or regulatory matters or liabilities, including the risk factors and matters listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Firm’s Form 10-K for the fiscal year ending December 31, 2021, as well as assumptions regarding the foregoing. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	March 31, 2022	Dec. 31, 2021	March 31, 2021
Revenue	$416,967	$410,358	$363,225
Direct costs	293,081	290,371	264,543
Gross profit	123,886	119,987	98,682
Selling, general and administrative expenses	95,049	94,104	78,029
Depreciation and amortization	1,093	1,080	1,202
Income from operations	27,744	24,803	19,451
Other expense, net	1,433	1,532	1,285
Income from operations, before income taxes	26,311	23,271	18,166
Income tax expense	7,130	2,711	4,905
Net income	$19,181	$20,560	$13,261

Earnings per share – diluted	$0.93	$0.98	$0.62

Weighted average shares outstanding - diluted	20,730	21,036	21,361
Adjusted EBITDA	$33,274	$31,783	$24,059

Billing days	64	61	63

Kforce Inc.
Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$116,627	$96,989
Trade receivables, net of allowances	278,064	265,322
Income tax refund receivable	3,243	3,010
Prepaid expenses and other current assets	7,520	6,790
Total current assets	405,454	372,111
Fixed assets, net	6,586	5,964
Other assets, net	92,414	92,629
Deferred tax assets, net	—	7,657
Goodwill	25,040	25,040
Total assets	$529,494	$503,401
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$90,328	$81,408
Accrued payroll costs	86,629	71,424
Current portion of operating lease liabilities	5,447	6,338
Income taxes payable	757	1,239
Other current liabilities	37	22
Total current liabilities	183,198	160,431
Long-term debt – credit facility	100,000	100,000
Deferred tax liability, net	665	—
Other long-term liabilities	47,426	54,564
Total liabilities	331,289	314,995
Commitments and contingencies
Stockholders’ equity:
Common stock	730	730
Additional paid-in capital	492,985	488,036
Accumulated other comprehensive income	2,923	621
Retained earnings	455,365	442,596
Treasury stock, at cost	(753,798)	(743,577)
Total stockholders’ equity	198,205	188,406
Total liabilities and stockholders’ equity	$529,494	$503,401

Kforce Inc.
Key Statistics
(Unaudited)

	Q1 2022	Q4 2021	Q1 2021
Total Firm
Total Revenue (000’s)	$416,967	$410,358	$363,225
GP %	29.7%	29.2%	27.2%
Flex revenue (000’s)	$401,866	$395,776	$353,847
Hours (000's)	5,272	5,531	5,804
Flex GP %	27.1%	26.6%	25.2%
Direct Hire revenue (000’s)	$15,101	$14,582	$9,378
Placements	817	787	538
Average fee	$18,479	$18,538	$17,419
Billing days	64	61	63
Technology
Total Revenue (000’s)	$359,905	$346,424	$279,560
GP %	28.5%	28.2%	26.6%
Flex revenue (000’s)	$351,716	$337,962	$274,784
Hours (000’s)	4,122	4,103	3,428
Flex GP %	26.8%	26.4%	25.3%
Direct Hire revenue (000’s)	$8,189	$8,462	$4,776
Placements	388	389	244
Average fee	$21,090	$21,781	$19,559
Finance and Accounting
Total Revenue (000’s)	$57,062	$63,934	$83,665
GP %	37.6%	35.1%	29.2%
Flex revenue (000’s)	$50,150	$57,814	$79,063
Hours (000’s)	1,150	1,428	2,376
Flex GP %	29.0%	28.3%	25.0%
Direct Hire revenue (000’s)	$6,912	$6,120	$4,602
Placements	429	398	294
Average fee	$16,116	$15,373	$15,643

Kforce Inc.
Revenue Growth Rates
(Per Billing Day)
(Unaudited)

	Year-Over-Year Revenue Growth Rates
	(Per Billing Day)
	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Billing Days	64	61	64	64	63
Technology	26.0%	31.0%	28.9%	20.9%	6.3%
FA	(37.6)%	(28.9)%	(41.3)%	2.7%	26.4%
Total Flex	11.8%	16.6%	9.1%	16.3%	10.2%

Kforce Inc.
Non-GAAP Financial Measures
(In Thousands, Except Per Share Amounts)
(Unaudited)
In addition to our financial results presented in accordance with GAAP, Kforce may use certain non-GAAP financial measures, which we believe provide useful information to investors in evaluating our core operating performance. The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company views these non-GAAP financial measures as supplemental and they are not intended to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.
Free Cash Flow
“Free Cash Flow”, a non-GAAP financial measure, is defined by Kforce as net cash provided by operating activities determined in accordance with GAAP, less capital expenditures. Management believes this provides an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and is useful information to investors as it provides a measure of the amount of cash generated from the business that can be used for strategic opportunities including investing in our business, making acquisitions, repurchasing common stock or paying dividends. Free Cash Flow is limited, however, because it does not represent the residual cash flow available for discretionary expenditures. Therefore, we believe it is important to view Free Cash Flow as a complement to (but not a replacement of) our Consolidated Statements of Cash Flows.

	Three Months Ended March 31,
	2022	2021
Net cash provided by operating activities	$38,742	$22,426
Capital expenditures	(2,221)	(1,350)
Free cash flow	36,521	21,076
Repurchases of common stock	(10,270)	(16,313)
Cash dividends	(6,094)	(4,786)
Equity method investment	(500)	(2,000)
Other	(19)	(122)
Change in cash and cash equivalents	$19,638	$(2,145)

Adjusted EBITDA
“Adjusted EBITDA”, a non-GAAP financial measure, is defined by Kforce as net income before depreciation and amortization, stock-based compensation expense, interest expense, net, income tax expense, legal settlement expense and loss from equity method investment. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA. Adjusted EBITDA is a key measure used by management to assess our operations including our ability to generate cash flows and our ability to repay our debt obligations and management believes it provides a good metric of our core profitability in comparing our performance to our competitors, as well as our performance over different time periods. Consequently, management believes it is useful information to investors. The measure should not be considered in isolation or as an alternative to net income, cash flows or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. The measure is not determined in accordance with GAAP and is thus susceptible to varying calculations. Also, Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

In addition, although we excluded amortization of stock-based compensation expense because it is a non-cash expense, we expect to continue to incur stock-based compensation in the future and the associated stock issued may result in an increase in our outstanding shares of stock, which may result in the dilution of our shareholder ownership interest. We suggest that you evaluate these items and the potential risks of excluding such items when analyzing our financial position.

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Net income	$19,181	$20,560	$13,261
Depreciation and amortization	1,093	1,080	1,202
Stock-based compensation expense	4,437	3,551	3,403
Interest expense, net	608	761	797
Income tax expense	7,130	2,711	4,905
Legal settlement expense	—	2,350	—
Loss from equity method investment	825	770	491
Adjusted EBITDA	$33,274	$31,783	$24,059